Exhibit 10.8

               FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE

      This FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this "Amendment") is made and entered into as of November 1, 2005 by and between AGU ENTERTAINMENT CORP., a Delaware corporation ("Seller"), and TARRAGON SOUTH DEVELOPMENT CORP., a Nevada corporation ("Buyer").

                                   BACKGROUND

      Seller and Buyer entered into that certain Agreement for Purchase and Sale, dated as of August 29, 2005 (the "Original Agreement"). Seller and Buyer have agreed to amend the terms and provisions of the Original Agreement as more particularly set forth herein. Any capitalized term set forth herein and not defined herein shall have the meaning ascribed to such term in the Original Agreement.

                                    AGREEMENT

      In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, Seller and Buyer agree as follows:

      1. Background. The provisions contained in the "Background" section of this Amendment are true and correct and are incorporated herein by reference.

      2. Extension of Investigation Period. Section 4 of the Original Agreement is amended by deleting the date "November 1, 2005" set forth therein and inserting the date "November 15, 2005" in lieu thereof.

      3. Amendment to Casualty Provision. Section 15 of the Original Agreement is amended by deleting the last line set forth therein in connection with credits for deductibles applicable to Seller's insurance. In addition, the following sentence is added at the end of Section 15: "In connection with insurance proceeds to be credited or otherwise assigned to Buyer as set forth in this Section 15, Buyer shall be authorized in all respects to negotiate any insurable losses with respect thereto directly with the appropriate parties representing Seller's insurance company or companies providing such insurance (the "Insurance Company"). Seller agrees to cooperate in all respects to accomplish the parties' agreement as set forth in the immediately preceding sentence, including, without limitation, executing any and all necessary documentation as the Insurance Company may require to so authorize Buyer as set forth above."

      4. Facsimile Execution. Seller and Buyer agree that a facsimile copy of this Amendment and any signatures thereon shall be considered for all purposes as originals.

      5. Counterparts. Seller and Buyer agree that this Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Amendment.

      6. Amendment Controls; No Other Amendments. In the event of any conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended herein, the remaining terms and provisions of the Original Agreement shall remain in full force and effect as originally set forth therein.


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      IN WITNESS WHEREOF, the parties have executed this Amendment as of the last date set forth above.

SELLER:                                          BUYER:

AGU ENTERTAINMENT CORP,                          TARRAGON SOUTH DEVELOPMENT
A Delaware Corporation                           CORP, a Nevada Corporation


By: /s/ David Levy                               By: /s/ Danny Blevins
    --------------                                   -----------------
    Name: David Levy                                 Name: Danny Blevins
    Title: President                                 Title: President